UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2024

Peak Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39951	85-2448157
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 Hopyard Road, Suite 100

Pleasanton, CA 94588

(Address of principal executive offices, including zip code)

(925) 463-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PKBO	OTC Pink

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Convertible Note Subscription Agreement

As previously disclosed by Peak Bio, Inc., a Delaware corporation (the “Company”), on its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2024 (the “June 7, 2024 Current Report”), the Company and certain investors (the “Convertible Note Investors”) entered into a convertible note agreement (the “Convertible Notes”) pursuant to which the Convertible Note Investors purchased and the Company issued to the Convertible Note Investors Convertible Notes in the aggregate principal amount of $1,324,500.

On July 12, 2024, the Company closed its final round of financing of this Convertible Note pursuant to which Convertible Note Investors purchased and the Company issued to the Convertible Note Investor Convertible Notes in the aggregate principal amount of $2,175,000.

The Convertible Notes carry an interest rate of 10% per annum, have a maturity date of December 18, 2024, and provide for security interest in the Company’s intellectual property, automatic conversion and registration rights as follows:

Automatic Conversion:

If a Business Combination (defined below) occurs while the Convertible Notes are outstanding, then the outstanding principal amount of the Convertible Notes and all accrued and unpaid interest shall automatically convert into common stock, par value $0.0001 per share (the “Common Stock”) of the Company immediately prior to the closing of the Business Combination at the Conversion Price (defined below) where:

“Business Combination” means any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock of the Company is converted into or exchanged for securities of another entity (the “Surviving Company”) that are traded on a Public Exchange (the “Surviving Company Securities”).

“Conversion Price” means the price per share for the Company’s Common Stock determined by reference to the purchase price payable in connection with such Business Combination, multiplied by the Discount Rate, where the price per share of the Common Stock is determined by reference to the 30-day volume weighted average price of the Surviving Company Securities on the Public Exchange immediately prior to conversion and the exchange ratio (the “Exchange Ratio”) used in the Business Combination.

“Discount Rate” means 50%.

“Public Exchange” means the Nasdaq Stock Market, the New York Stock Exchange or another public exchange or marketplace approved by the Company’s Board of Directors.

Registration Rights:

Upon the Company’s next equity financing after the Initial Closing Date (the “Next Financing”) in which the Company provides future investors with registration rights, the Company will provide substantially equivalent registration rights to the Convertible Note Investors with respect to the shares of Common Stock into which the Convertible Notes are convertible, subject to the Convertible Notes Investors’ execution of any documents executed by the investors purchasing securities in the Next Financing.

Security Interest:

The Convertible Note provides for a senior security interest in all right, title and interest in and to all of the assets of the Company subject to the terms and conditions of the Security Agreement, by and between the Company and the Convertible Note Investors. The Convertible Note also states that upon completion of an Automatic Conversion, the security interest is automatically removed.

Placement Agent Commission

In connection with the issuance of the Convertible Notes, in consideration for its services in respect thereof, the Company also agreed to pay the following commissions to Paulson Investment Company, LLC (the “Placement Agent”):

Cash Commission:

The Company will pay a cash commission equal to 8% of the gross proceeds received by the Company from Qualified Investors from the closings of these Convertible Notes, where “Qualified Investor” is defined as any potential investor in the offering, including entities controlled by or advised by the Placement Agent, its clients, and their respective affiliates, who or that is introduced to the Company by the Placement Agent and is pre-approved by the Company in writing.

Equity Commission:

Upon conversion of the Convertible Notes by Qualified Investors into Common Stock of the Company, the Placement Agent will receive shares of restricted Common Stock of the Company equal to 4% of the total number of shares of Common Stock received upon conversion of the Convertible Notes issued by the Company in the offering to Qualified Investors.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Form of Convertible Note Agreement, dated July 12, 2024, by and between Peak Bio, Inc. and the Investors party thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2024

PEAK BIO, INC.

By:	/s/ Stephen LaMond
Name:	Stephen LaMond
Title:	Interim Chief Executive Officer